As filed with the Securities and Exchange Commission on September 18, 2009.

Registration No. 333-102307

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lexington Realty Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	13-3717318
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Penn Plaza, Suite 4015
New York, NY 10019
(212) 692-7000

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

T. Wilson Eglin

Chief Executive Officer, President and
Chief Operating Officer
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10019
(212) 692-7000

With copies to:

Mark Schonberger, Esq.
Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
(212) 318-6000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement is being filed to deregister all of the securities that remain unsold under the Registration Statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [x]                                                                                                                                                        Accelerated filer [ ]
Non-accelerated filer (Do not check if a smaller reporting company) [ ]                                                                                 Smaller reporting company [ ]

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 on Form S-3 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-102307) (the “Registration Statement”) of Lexington Realty Trust (the “Company”). Pursuant to the Registration Statement, the Company registered the issuance and resale from time to time of certain shares (the “Shares”) of the Company’s shares of beneficial interest classified as common stock. The Shares were registered to permit (i) the issuance of Shares in exchange for the redemption of units of limited partnership, issued by one of the Company’s operating partnership subsidiaries and (ii) resales by selling securityholders that acquired the Shares as part of such exchange.

The Company is filing this Post-Effective Amendment No. 1 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof. The Company is deregistering such Shares because it has registered such Shares on a subsequent, effective registration statement (Registration No. 157860), filed with the Securities and Exchange Commission on March 11, 2009, as amended on September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2009.

LEXINGTON REALTY TRUST

By:     /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer, President and Chief Operating Officer